EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Webster Financial Corporation:


We consent to incorporation by reference of our report dated January 22, 2002, which report appears in the December 31, 2001 annual report on Form 10-K of Webster Financial Corporation, incorporated by reference in Amendment No. 1 to this Registration Statement on Form S-3 related to the registration of shares for the acquisition of Fleming, Perry & Cox, Inc. by Webster Financial Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP
---------------------------
    KPMG LLP

Hartford, Connecticut
January 24, 2003